EXHIBIT 23.1




                              ARTHUR
                             ANDERSEN

                     ARTHUR ANDERSEN & CO. SC






             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 33-50553 and 33-50553-01) of our reports dated February 24, 1994 included or incorporated by reference in Texaco Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in the Registration Statement on Form S-3 (Nos. 33-50553 and 33-50553-01).





                                             ARTHUR ANDERSEN & CO.





New York, N.Y.
June 8, 1994




FDeb:dc
8/2